UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25659	11-3447894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 661-4111

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 17, 2007, Messrs. Douglas Chertok, Simon Bax, Stephen Palley and Scott Ackerman informed ROO Group, Inc. (the “Company”) that each of them was resigning from his position as a member of the Board of Directors of the Company effective immediately. A copy of each of Messrs. Chertok, Bax, Palley and Ackerman’s letter of resignation are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively. Messrs. Chertok, Bax, Palley and Ackerman did not resign as the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. As a result of the foregoing resignations, the Company no longer has any independent members on its Board of Directors. Accordingly, the Company intends to seek out and appoint new independent members to its Board of Directors as soon as is practicable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Mr. Douglas Chertok Letter of Resignation dated December 17, 2007.
99.2	Mr. Simon Bax Letter of Resignation dated December 17, 2007.
99.3	Mr. Stephen Palley Letter of Resignation dated December 17, 2007.
99.4	Mr. Scott Ackerman Letter of Resignation dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.

Date: December 18, 2007	/s/ Robert Petty
Robert Petty
Chief Executive Officer